Contact: Christine Takara

Fresh Healthy Vending

Christine.takara@freshvending.com

888.902.7558

FOR IMMEDIATE RELEASE

Fresh Healthy Vending International, Inc. enters letter of intent to grant first international master franchise for Australia

When executed, the proposed Development Agreement will open Company's initial high growth foreign market and add long term, enhanced margin revenue sources

San Diego, Calif. (May 29, 2014) – Fresh Healthy Vending International, Inc. (OTC Markets: VEND), the leading healthy vending franchisor in North America, entered into a non-binding Letter of Intent (“LOI”) with a proposed Master Franchisee partner exclusively to sell and develop not less than 150 sub-franchises, each having at least 10 units, across all of Australia over the next 10 years.

The terms of the LOI provide for VEND to receive

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a non-refundable down payment of $25,000,

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an additional payment of $225,000 not later than 60 days after executing master franchisee agreement, subject to due diligence,

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a further payment of $250,000 within 18 months of signing master franchisee agreement,

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franchise fees of $500 per unit sold, and

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on-going royalties in the amount of 1 percent of sub-franchisee sales.

“Since re-structuring our business model in early 2013, we believe Fresh Healthy Vending has been on the fast-track for advancement and achievement,” said Nick Yates, founder of the Company. “Since then, we have launched two of the industry’s most innovative products, the Fresh Touch Machine and the Fresh Micro Market, grown our corporate division that owns and operates machines and vending routes, and now, just six months later, with the help of our international broker Global Franchise Partners (“GFP”), we’ve signed our first international LOI with a proposed Master Franchisee partner in Australia, a territory that we anticipate to be an ideal foreign growth market for Fresh Healthy Vending's branded expansion.”

Late last year, Australia climbed to fourth in the Organisation for Economic Co-operation and Development’s ranking of advanced nations with the largest proportion of obese citizens (28.3 percent), behind the U.S., Mexico and New Zealand. The country also ranked 19th place in terms of overweight children in developing nations.

Fresh Healthy Vending’s proposed Master Franchisee partner, Bobby Jewell, is a chef and author, and has been a restaurateur to one of Sydney’s oldest and most famous restaurants, Tharen’s, established in 1979.

 “Around the world, Australia projects the image of a sporty, outdoorsy place full of fit people and open spaces," said Jewell.  "But experts say unprecedented affluence, along with a culture of convenience, growing portion sizes and an increasingly sedentary lifestyle, have made one in two Australians overweight and turned the country into one of the most obese in the world. In addition to having the incessant desire to address these unnerving statistics, it was truly the combination of the seamless franchise business model articulated by Nick Yates for Fresh Healthy Vending, combined with the superb professionalism of GFP, bringing this opportunity together to fit my business needs, that sealed the deal for me.”

“Being based in Australia, we were adamantly motivated to locate and secure a well qualified Master Franchisee partner who encompasses all that Fresh Healthy Vending stands for as a brand, along with a strong entrepreneurial spirit, and topped off with the ambition and character to be the face of Fresh Healthy Vending, Australia," stated David Newport, GFP’s head of global sales. “Bobby Jewell has the dedicated, confident skill-set to lead and run Fresh Healthy Vending’s Master Franchisee program in Australia.

Once the proposed Development Agreement has been signed, Jewell intends to retain Civic Managed Services, a 30-year veteran in the Australian retail / franchising industry, to provide his new enterprise with services such as strategic direction and planning, marketing, accounting, finance and management reporting, IT support, franchise support, documentation and compliance, purchasing and procurement, and even warehousing and distribution.

“In conjunction with the experienced team at Civic Managed Services, we intend to assist with operational infrastructure, and aid in running the backend of the business," said Newport. "That way, Bobby can focus his efforts of sharing and marketing Fresh Healthy Vending's progressive concepts with potential sub-franchisees in cities and communities across Australia. We are very proud to have a creative advisory role and a helping marketing hand in Fresh Healthy Vending’s initial foreign expansion, and we will continue seeking out potential other country transactions that can replicate the Company's U.S.A. franchise model. We’re finding that the Fresh Healthy Vending team has built a very attractive, portable model that is transferable to additional countries throughout the world. Currently, we have a robust list of prospective Master Franchisee partners who are eager to import and develop this concept in their countries, and we are equally committed to helping them do so.”

For more information on Fresh Healthy Vending, the franchise program, or to receive a free healthy vending machine in your school or business, visit www.freshvending.com or call toll free 888-902-7558.

About Fresh Healthy Vending

Fresh Healthy Vending, based in San Diego, California, is North America’s leading healthy vending franchisor. Fresh Healthy Vending pioneered the concept of vending machines stocked with tried-and-tested fresh, healthy snack options and capitalizes on a growing market of health conscious consumers. The Company has appointed more than 230 franchisees throughout the United States, Canada, Puerto Rico and the Bahamas and actively looks to partner with like-minded entrepreneurs whom share its vision.

The Company offers three different vending options: The Healthy Vending Combo snack and drink machine, the Healthy Vending Touch - a 46” 3D interactive touch screen vending machine, and the Fresh Micro Market.

The Company has installed machines in more than 2,500 schools, universities, hospitals, community centers, military bases, airports, fitness facilities, YMCAs, libraries and many other locations.

Fresh Healthy Vending believes that it is currently the only vending company providing a comprehensive integrated business model that:

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Has an integrative focus on securing qualified locations for vending machine placement on behalf of franchisees;

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Has an in-house products department which creates specialized menus specific to each location;

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Has a corporate owned machine division to provide an independent revenue stream separate from franchise sales;

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Provides franchisees with best practices obtained and enhanced by experience of directly operating machines and managing routes;

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Delivers a one of a kind franchise coaching program to assist franchisees with developing their healthy vending business using the company’s Steps to Success Program.

Fresh Healthy Vending’s stock is traded through the .

For more information on Fresh Healthy Vending, the Franchise Program, or to receive a free healthy vending machine in your school or business, visit www.freshvending.com or call toll free 888-902-7558.

Cautionary note on forward-looking statements

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that expectations are based upon reasonable assumptions, there can be no assurances that goals, results and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. In addition to statements, which explicitly describe risks and uncertainties, readers are urged to consider statements labeled with such terms as "believes," "belief," "expects," "intends," "feels," “anticipates," "proposes," "proposed," or "plans" to be uncertain and forward-looking. More detailed information on these and additional factors that could affect Fresh Healthy Vending's actual results are described in Fresh Healthy Vending's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended June 30, 2013 and those referenced in its Forms 10-Q filed for the quarterly periods ended September 30, 2013, December 31, 2013 and March 31, 2014. All forward-looking statements in this news release speak only as of the date of this news release and are based on Fresh Healthy Vending's current beliefs and expectations. Fresh Healthy Vending undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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